UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 31, 2020
First Busey Corporation
(Exact name of registrant as specified in its charter)
Nevada	000-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Avenue
Champaign,Illinois  61820
(Address of principal executive offices) (Zip code)
217 365-4544
(Registrant's telephone number, including area code)
 N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Offers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2020, First Busey Corporation (the “Company”) announced that Lynette Strode will be appointed as its principal accounting officer, effective as of March 31, 2020. In addition to her new role, Mrs. Strode will continue to serve as Senior Vice President, Director of Investor, Board & Management Reporting of the Company.
Mrs. Strode will continue to receive a compensation package that is consistent with packages received by the Company’s other Senior Vice Presidents. She will receive an annual base salary, an annual incentive bonus opportunity, and will be eligible to participate in the equity incentive plans maintained by the Company.
Mrs. Strode, age 42, joined First Busey in 2008 and has held several positions with increasing responsibility in Finance.
Mrs. Strode does not have a direct or material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is also no arrangement or understanding between Mrs. Strode and any other person pursuant to which Mrs. Strode was selected for her newly-appointed position, nor is Mrs. Strode related to any member of the Board of Directors or executive officers of the Company.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2020
First Busey Corporation
By:       /s/ Jeffrey D. Jones
Name:  Jeffrey D. Jones
Title:    Chief Financial Officer